Exhibit 10.14(a)

DEFINED BENEFIT RETIREMENT INCOME PLAN
FOR CERTAIN EMPLOYEES OF
AMERICAN MULTI-CINEMA, INC.

Defined Benefit Plan 8.0

Restated January 1, 1997

i

ii

INTRODUCTION

The Primary Employer previously established a defined benefit retirement plan effective January 1, 1975.

The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan’s terms, provisions and conditions. The restatement, generally effective January 1, 1997, is set forth in this document and is substituted in lieu of the prior document.

This restatement is made retroactively to reflect various law changes, including statutes known collectively as “GUST,” made through the Community Renewal Tax Relief Act of 2000. The provisions of this Plan apply as of the effective date of the restatement except as provided in the attached addendum(s) which reflect the operation of the Plan between the effective date of the restatement and the date this restatement is adopted and identify those provisions which are not amended retroactively.

The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on December 31, 1996, shall continue to be covered under the restated plan with no loss of benefits.

It is intended that the plan, as restated, shall continue to qualify under the Internal Revenue Code of 1986, including any later amendments to the Code.

ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01—FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

These words and phrases will have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02—DEFINITIONS.

Accrual Break in Service means an Accrual Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Accrual Break in Service on the last day of an Accrual Computation Period in which he has an Accrual Break in Service.

Accrual Computation Period means, prior to January 1, 1992, a 12-consecutive month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date (whichever applies) and on each anniversary thereof. The Accrual Computation Period beginning in 1992 shall be the partial year from the Employee’s Employment Commencement Date or Reemployment Commencement Date or anniversary thereof (whichever applies) to December 31, 1992. On and after January 1, 1993, the Accrual Computation Period means a 12-consecutive month period ending on the last day of the Plan Year.

Accrual Service means one year of service for each Accrual Computation Period in which an Employee is credited with at least 1,000 Hours-of-Service except for the Accrual Computation Period beginning in 1992 which shall be equal to a partial year of service for the period from the date of the beginning of the Participant’s Accrual Computation Period in 1992 to December 31, 1992, expressed as a percentage of a year and rounded up to the next five percent (.05) of a partial year of service, but not greater than 1.0 year of service, provided the Participant is credited with at least one Hour-of-Service during the 1992 Accrual Computation Period.

However, Accrual Service is modified as follows:

Service excluded:

Service accrued for an Accrual Computation Period in which an Employee was not an Eligible Employee is excluded.

Rule of parity service excluded:

An Employee’s Accrual Service, accumulated before an Accrual Break in Service, shall be excluded if

(a)           his Vesting Percentage is zero, and

(b)                                 his latest period of consecutive Accrual Breaks in Service equals or exceeds the greater of (i) five years, or (ii) his prior Accrual Service (disregarding any Accrual Service that was excluded because of a previous period of Accrual Breaks in Service).

Before the first Yearly Date in 1985, (i) above shall be one year.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited, but only to the extent required by law. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Accrued Benefit means on any date, the amount of monthly retirement benefit on the Normal Form accrued by an Active Participant. See the ACCRUED BENEFIT SECTION of Article IV.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Actuarial Equivalent means equality in the value of the aggregate amount expected to be received under different forms of payment.

The amount of each payment under an optional form shall be based on 7.5 percent interest and the mortality table as set forth in Revenue Ruling 95-6, 1995-1 C.B. 80, except as otherwise provided below.

For purposes of determining the amount of a distribution other than an annual benefit that is nondecreasing for the life of the Participant or, in the case of a qualified preretirement survivor annuity, the life of the Participant’s spouse; or that decreases during the life of the Participant merely because of the death of the surviving annuitant (but only if the reduction is to a level not below 50% of the annual benefit payable before the death of the surviving annuitant) or merely because of the cessation or reduction of Social Security supplements or qualified disability payments, Actuarial Equivalent shall mean the Present Value.

In any event, the preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of the BENEFIT LIMITATION SECTION of Article IV.

In the event the basis for determining Actuarial Equivalent is changed, Actuarial Equivalent of the Participant’s Accrued Benefit on and after the date of the change shall be determined as the greater of (a) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (b) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.- The preceding sentence shall not apply to the change in Present Value which replaced the PBGC interest rate or a rate based on the PBGC interest rate with the Applicable Interest Rate.

Adopting Employer means an employer which is a Controlled Group Member and which is listed in the ADOPTING EMPLOYERS - SINGLE PLAN SECTION of Article II.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Annuity Contract means the annuity contract or contracts into which the Primary Employer enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

Annuity Starting Date means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

The Annuity Starting Date for disability benefits shall be the date such benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit which does not reduce the benefit payable at Normal Retirement Age.

Applicable Interest Rate means the rate of interest on 30-year Treasury securities as specified by the Commissioner for the look-back month for the stability period. The look-back month applicable to the stability period is the second calendar month preceding the first day of the stability period of the Plan Year that contains the Annuity Starting Date for the distribution and for which the Applicable Interest Rate remains constant.

A plan amendment that changes the date for determining the Applicable Interest Rate (including an indirect change such as the result of a change in Plan Year when the stability period is the Plan Year), shall not be given effect with respect to any distribution during the period commencing one year after the later of the amendment’s effective date or adoption date, if, during such period and as a result of such amendment, the Participant’s distribution would be reduced.

Applicable Mortality Table means, on any date, the table according to the method set forth in Code Section 417(e).

Average Compensation means, on any given date, the average of an Employee’s Monthly Compensation for those five consecutive Compensation Years (all Compensation Years, if less than five) which give the highest average out of all Compensation Years.

In computing Average Compensation, the Plan will exclude Compensation Years in which the Employee terminates employment with the Employer unless such Employee is rehired within the same Compensation Year in which he terminated employment with the Employer. This Plan will also exclude Compensation Years in which an Employee performs no Hours-of-Service.

Beneficiary means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant’s death. See the BENEFICIARY SECTION of Article X.

Claimant means any person who has made a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Compensation means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV and Article XI, the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer during any specified period.

“Earnings” in this definition means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed

(such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation means Earned Income.

Compensation shall exclude any special compensation which includes moving expenses, personal use of company cars, and any excess insurance premiums which are taxable.

Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). Elective contributions also include compensation deferred under a Code Section 457 plan maintained by the Employer and employee contributions “picked up” by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions. For years beginning after December 31, 1997, elective contributions shall also include amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 132(f)(4).

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

Compensation Year means the consecutive 12-month period ending on December 31, including the three corresponding 12 consecutive month periods before an Employee’s Entry Date or the Employee’s total period of employment, if less.

For any Compensation Year in which the Employee is absent from service and has non-paid Hours-of-Service, Compensation for that Compensation Year is the greater of the Employee’s Compensation for the Compensation Year immediately preceding the Compensation Year in which the absence began, or the Employee’s Compensation for the current Compensation Year.

Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the Participant’s death according to a survivorship life annuity form of distribution.

Contributions means Employer Contributions as set out in Article III.

Controlled Group means any group of corporations, trades or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining benefit limitations under the BENEFIT LIMITATION SECTION of Article IV, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall be deemed to include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Covered Compensation means, for a Plan Year, the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. No increase in Covered Compensation shall decrease a Participant’s Accrued Benefit under the Plan.

In determining a Participant’s Covered Compensation for a Plan Year, the Taxable Wage Base in effect for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made.

A Participant’s Covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Participant attains Social Security Retirement Age is the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant’s Covered Compensation for a Plan Year after such 35-year period is the Participant’s Covered Compensation for the Plan Year during which the 35-year period ends.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Distributee means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Early Retirement Age means a Participant’s age on the date he meets both of the following requirements:

(a)                                  He has attained age 55.

(b)                                 He has completed 15 years of Vesting Service.

Early Retirement Date means the first day of any month before a Participant’s Normal Retirement Date which the Participant selects for the start of his retirement benefits. This day may be on or after the date on which he ceases to be an Employee and reached Early Retirement Age. If a Participant ceases to be an Employee before satisfying any age requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect an early retirement benefit upon satisfying such age requirement.

Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual’s personal services are a material income producing factor for that trade or business. Earned Income shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Earned Income shall be reduced for the employer contributions to the Employer’s qualified retirement plan(s) to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

Eligibility Break In Service means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

Eligibility Computation Period means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee’s Employment Commencement Date. Later Eligibility Computation Periods shall be consecutive 12-month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee’s Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

Eligibility Service means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service.

However, Eligibility Service is modified as follows:

Service with a Predecessor Employer which did not maintain this Plan included:

An Employee’s service with a Predecessor Employer which did not maintain this Plan shall be included as service with the Employer. An Employee’s service with such Predecessor Employer shall be counted only if service continued with the Employer without interruption. This service excludes service performed while a proprietor or partner.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Eligible Employee means any Employee of the Employer who meets the following requirement. His employment classification with the Employer is all of the following:

Nonbargaining class. Not represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives provided retirement benefits were the subject of good faith bargaining and provided 2 percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Code Section 1.401(b)-9. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

Not a nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from the Employer which constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

Not a Leased Employee.

The term “Employee” shall exclude any person who is performing services for the Employer or an Adopting Employer pursuant to an agreement, contract or arrangement under which said person is designated or classified as an independent contractor, consultant or any category or classification other than an employee without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error.

Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution.

However, in the case of an Eligible Roltover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) that is reasonably expected to total less than $200 during a year.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o). A Controlled Group member is required to be aggregated with the Employer.

The term Employee shall include any Self-employed Individual treated as an Employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

Employer means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer which maintained this Plan.

Employer Contributions means contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article Ill.

Employment Commencement Date means the date an Employee first performs an Hour-of-Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article It.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year means the Primary Employer’s taxable year. The last day of the Fiscal Year is Mach 31.

Fresh-start Date means the last day of a Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participant’s Accrued Benefit under the ACCRUED BENEFIT SECTION of Article IV (such as an amendment to the definition of Compensation or a change in Normal Retirement Age) is made effective. However, if the Fresh-start Group is limited as provided in the definition of Fresh-start Group, the Fresh-start Date will be the date designated. If the provisions of the FRESH-START RULES SECTION of Article IV applied to all Participants for a Plan Year and in a subsequent Plan Year this Plan is aggregated for purposes of Code Section 401(a)(4) with another plan that did not make the same fresh start, then this Plan will have a Fresh-start Date on the last day of the Plan Year preceding the Plan Year during which this Plan and such other plan are aggregated.

Fresh-start Group means a group consisting of those Participants who have at least one Hour-of-Service in a Plan Year beginning after a Fresh-start Date.

Highly Compensated Employee means any Employee who:

(a)                                  was a 5-percent owner at any time during the year or the preceding year, or

(b)                                 for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether employees are highly compensated employees on account of being a 5-percent owner.

In determining who is a Highly Compensated Employee, the Employer does not make a top-paid group election. In determining who is a Highly Compensated Employee the Employer does not make a calendar year data election.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Notice 97-45 (or superseding guidance issued by the IRS). The consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer.

The determination of who is a highly compensated former Employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1 T, A-4 of the Temporary Income Tax Regulations and Notice 97-45.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour-of-Service means the following:

(a)                                  Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b)                                 Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee

(1)                                  for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2)                                  for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment compensation or disability insurance laws; or

(3)                                  for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The actual hours method of crediting service shall be used for all purposes of this Plan for service performed prior to January 1, 1992. Effective from and after January 1, 1992, the actual hours method of crediting service shall be used for hourly-paid employees and the biweekly equivalency method shall be used for salaried employees. Under the biweekly equivalency method, ninety (90) Hours-of-Service shall be credited to a salaried Employee for each biweekly payroll period for which the Employee performs at least one actual Hour-of-Service (as defined herein) for an Employer or, if the salaried Employee is paid on a basis other than biweekly, the following equivalency method shall apply:

Payroll Period	Equivalency

Weekly	45 hours

Semi-monthly	95 hours

Monthly	190 hours

If the applicable payroll period overlaps an Eligibility, Vesting or Accrual Computation Period, the hours shall be prorated between such computation periods.

The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing said rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours-of-Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours-of-Service to computation periods.

Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Accrued Benefit. See the INACTIVE PARTICIPANT SECTION of Article fl.

Insurer means Principal Life Insurance Company and any other insurance company or companies named by the Primary Employer.

Integration Level means, for a Participant for any Plan Year, the greater of $833.33 or 1/24th of the Covered Compensation for the Plan Year of any person who attains Social Security Retirement Age during the Plan Year. Provided, however, that in the case of a Plan Year in which no person could attain Social Security Retirement Age, for purposes of this definition, Covered Compensation means Covered Compensation of any person who attains Social Security Retirement Age in the preceding Plan Year.

If a Participant is also a participant in a plan of a Controlled Group member which uses an integration level in determining the amount of benefits, his Integration Level shall be multiplied by the ratio of the Participant’s Compensation from the Employer to his total compensation from the Employer and the Controlled Group member.

Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

(a)                                  who has the power to manage, acquire, or dispose of any assets of the Plan;

(b)                                 who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)                                  who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means the first day of any month which is after a Participant’s Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article VI.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414)n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a)                                  such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but for years beginning before January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee’s gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting and

(b)                                 Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

Monthly Compensation means, for any Compensation Year, 1/12th of an Employee’s Compensation for such year.

To determine Monthly Compensation for the Compensation Year in which an Employee’s Employment Commencement Date or Reemployment Commencement Date occurs, his Compensation for that Compensation Year shall be converted to an annual basis as though he were employed for the full Compensation Year.

If an Employee is an Employee for less than one month of the latest Compensation Year before his Entry Date or Reentry Date, whichever applies, his fixed rate of annual Compensation on such date shall be treated as his Compensation for the Compensation Year.

For any Compensation Year in which the Employee is absent from service and has non-paid Hours-of-Service, Compensation for that Compensation Year is the greater of the Employee’s Compensation for the Compensation Year immediately preceding the Compensation Year in which the absence began, or the Employee’s Compensation for the current Compensation Year.

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Employer.

Normal Form means a straight life annuity.

Normal Retirement Age means the age at which the Participant’s normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant’s Normal Retirement Age is the older of age 65 or his age on the date 5 years after the first day of the Plan Year in which his Entry Date occurred.

Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant’s retirement benefits shall begin on his Normal Retirement Date if he has ceased to be an Employee on such date. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article VI.

Owner-Employee means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-Employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

Parental Absence means an Employee’s absence from work which begins on or after the first Yearly Date after December 31, 1984,

(a)                                  by reason of pregnancy of the Employee,

(b)                                 by reason of birth of a child of the Employee,

(c)                                  by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d)                                 for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Period of Military Duty means, subject to Section 10.13, for an Employee

(a)                                  who served as a member of the armed forces of the United States, and

(b)                                 who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code, the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed, to the extent required by law.

Plan means the defined benefit retirement plan of the Employer set forth in this document, including any later amendments to it.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is the Employer.

Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company).

Present Value means, except for purposes of Article Xl, the current value of a benefit payable on a specified form and on a specified date. The Present Value of any benefit under the terms of this Plan will be the actuarial equivalent of the benefit payable on the Normal Form, but determined on the basis of the Applicable Interest Rate and the Applicable Mortality Table.

The preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of the BENEFIT LIMITATION SECTION of Article IV.

Primary Employer means AMERICAN MULTI-CINEMA, INC.

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity, where the survivorship percentage is 100% and the Contingent Annuitant is the Participant’s spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Participant does not have a spouse, the Qualified Joint and Survivor Annuity means the Normal Form.

This Qualified Joint and Survivor Annuity shall be at least the Actuarial Equivalent of any form of benefit offered under the Plan.

Qualified Preretirement Survivor Annuity means, subject to Section 5.01, a straight life annuity payable to the surviving spouse of a Participant who dies before his Annuity Starting Date with a vested benefit. Benefits shall be determined as if the Participant had ceased to be an Employee on the date of his death (date he last ceased to be an Employee, if earlier) and survived to the date benefits become payable to the spouse and retired on that date. The monthly benefit payable to the spouse shall be equal to the survivorship percentage of the retirement benefit that would have been payable to the Participant if his Retirement Date had occurred on the date benefits start to the spouse and he had retired under the Qualified Joint and Survivor Annuity. if the Participant elects a survivorship annuity (where the survivorship percentage is at least 50% and the Contingent Annuitant is the Participant’s spouse) and which is at least the Actuarial Equivalent of the Qualified Joint and Survivor Annuity, then such form shall be treated as the Qualified Joint and Survivor Annuity for purposes of determining the Qualified Preretirement Survivor Annuity. Such election must be a qualified election according to the provisions of the

ELECTION PROCEDURES SECTION of Article VI. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

Reemployment Commencement Date means the date an Employee is first credited with an Hour-of-Service for performing duties following an Accrual, an Eligibility, or a Vesting Break in Service, whichever applies.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

Retirement Date means the date a retirement benefit will begin and is a Participant’s Early, Normal or Late Retirement Date, as the case may be.

Self-employed Individual means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year for who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date which is within the same Plan Year.

Social Security Retirement Age means age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

Taxable Wage Base means the contribution and benefit base under section 230 of the Social Security Act at the beginning of the Plan Year.

Vested Accrued Benefit means, on any date, the Participant’s Accrued Benefit resulting from Employer Contributions multiplied by his Vesting Percentage on such date.

Vested Accrued Benefits do not include amounts subject to a qualified domestic relations order under Code Section 414(p).

Vesting Break In Service means a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

Vesting Computation Period prior to January 1, 1992, means a 12-consecutive month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date (whichever applies) and on each anniversary thereof. The Vesting Computation Period beginning in 1992 shall end on December 31, 1992. On and after January 1, 1993, the Vesting Computation Period means a 12-consecutive month period ending on the last day of each Plan Year.

Vesting Percentage means the percentage used to determine that portion of a Participant’s Accrued Benefit resulting from Employer Contributions which is nonforfeitable (cannot be lost since it is vested).

A Participant’s Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE (whole years)	VESTING PERCENTAGE

Less than 5	0
5 or more	100

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%.

If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant’s nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENT SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

Vesting Service means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000 Hours-of-Service. However, for the Vesting Computation Period beginning in 1992, one year of service shall be credited if the Employee is credited with one Hour-of-Service during such period.

However, Vesting Service is modified as follows:

Service excluded:

Service accrued for a Vesting Computation Period that ended before the date an Employee attained age 18 is excluded.

Rule of parity service excluded:

An Employee’s Vesting Service, accumulated before a Vesting Break in Service, shall be excluded if

(a)           his Vesting Percentage is zero, and

(b)                                 his latest period of consecutive Vesting Breaks in Service equals or exceeds the greater of (i) five years, or (ii) his prior Vesting Service (disregarding any Vesting Service that was excluded because of a previous period of Vesting Breaks in Service).

Before the first Yearly Date in 1985, (ii) above shall be one year.

Service with a Predecessor Employer which did not maintain this Plan included:

An Employee’s service with a Predecessor Employer which did not maintain this Plan shall be included as service with the Employer. This service excludes service performed while a proprietor or partner.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501

Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Yearly Date means January 1, 1975, and the same day of each following year.

Years of Service means an Employee’s Vesting Service disregarding any modifications which exclude service.

ARTICLE II

PARTICIPATION

SECTION 2.01—ACTIVE PARTICIPANT.

(a)                                  An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Semi-yearly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

(1)                                  He has completed 1 year of Eligibility Service before his Entry Date.

(2)                                  He is age 21 or older.

Each Employee who was an Active Participant under the Plan on December 31, 1996, shall continue to be an Active Participant if he is still an Eligible Employee on January 1, 1997, and his Entry Date will not change.

If service with a Predecessor Employer is counted for purposes of Eligibility Service, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest Semi-yearly Date on which he is an Eligible Employee and has met all the eligibility requirements above. This date is his Entry Date.

If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

(b)                                 An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(c)                                  A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02—INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earliest of the following:

(a)                                  The date the Participant ceases to be an Eligible Employee.

(b)                                 The effective date of complete termination of the Plan under Article VIII.

(c)                                  The date he incurs an Accrual Break in Service.

An Employee or former Employee who was an Inactive Participant under the Plan on December 31, 1996, shall continue to be an Inactive Participant on January 1, 1997. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this Plan.

SECTION 2.03—CESSATION OF PARTICIPATION.

A Participant, whether active or inactive, shall cease to be a Participant on the earlier of the following:

(a)                                  The date of his death.

(b)                                 The date he receives a single sum distribution which is in lieu of all of his benefits under the Plan if his Vesting Percentage is 100%.

An Inactive Participant shall also cease to be a Participant on the earliest date on which he is not entitled to a deferred monthly income under the VESTED BENEFITS SECTION of Article V.

SECTION 2.04—ADOPTING EMPLOYERS - SINGLE PLAN.

As of January 1, 2002, the only remaining Adopting Employer is National Cinema Network, Inc. which has participated with the Employer in this Plan since March 30, 1995. An Adopting Employer’s agreement to participate in this Plan shall be in writing.

The Employer has the right to amend the Plan. An Adopting Employer does not have the right to amend the Plan.

If the Adopting Employer did not maintain its plan before its date of adoption specified below, its date of adoption shall be the Entry Date for any of its Employees who have met the requirements in the ACTIVE PARTICIPANT SECTION of this article as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service. The Employer’s Fiscal Year defined in the DEFINITIONS SECTION of Article I shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

However, for the purposes of the TEMPORARY LIMITATION OF BENEFITS SECTION of Article IV, the employees of each Adopting Employer are considered separately in determining the highly paid employees under the Plan. The date the Adopting Employer’s plan was originally effective shall be substituted for the date the Plan was originally effective. If the Adopting Employer did not maintain its plan before its date of adoption specified below, its date of adoption shall be the date its plan was originally effective.

Contributions made by an Adopting Employer shall be treated as Contributions made by the Employer.

An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue a retirement plan for its Employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from the list below.

If an employer ceases to be an Adopting Employer or the Plan is amended to delete an Adopting Employer and the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article VIII apply.

ARTICLE III

CONTRIBUTIONS

SECTION 3.01—EMPLOYER CONTRIBUTIONS.

The amount of Employer Contributions shall meet or exceed the minimum funding standards of ERISA and the Code.

The amount and time of Employer Contributions shall be determined by the Employer based on actuarial valuations and recommendations as to the amounts required to fund benefits under this Plan. Dividends, if any, declared under the Annuity Contract and forfeitures shall be applied to reduce future Employer Contributions.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding an amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and in Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.02—INVESTMENT OF CONTRIBUTIONS.

The handling of Contributions which are directed to the Annuity Contract is governed by the provisions of the Annuity Contract .

The Named Fiduciary may delegate to the Investment Manager investment discretion for Plan assets.

All Contributions are forwarded by the Employer to the Insurer to be deposited under the Annuity Contract.

SECTION 3.03—FUNDING POLICY.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data to establish the Plan’s funding policy and to determine appropriate methods to carry out the Plan’s objectives. The Named Fiduciary shall annually inform any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan’s financial requirements.

ARTICLE IV

RETIREMENT BENEFITS

SECTION 4.01—ACCRUED BENEFIT.

An Active Participant’s monthly Accrued Benefit as of any date, subject to the modifications below, will be equal to the product of (a) and (b) below:

(a)                                  An amount equal to (1) .5% of his Average Compensation not in excess of his Integration Level, plus (2) 1.00% of such Average Compensation in excess of his Integration Level.

(b)                                 His Accrual Service (not to exceed 35 years) on such date.

However, Accrued Benefit is modified as follows:

Minimum Accrued Benefit:

An Active Participant’s monthly Accrued Benefit shall not be less than the minimum Accrued Benefit, if any, provided in Article XI.

An Active Participant’s Accrued Benefit under this Plan will be the greater of:

(c)                                  his Frozen Accrued Benefit as defined in the FRESH-START RULES SECTION of this article as of the last day of the last Plan Year beginning before January 1, 1994,

or

(d)                                 his Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to his total years of Accrual Service taken into account under the Plan.

SECTION 4.01A—FRESH-START RULES.

For Plan Years beginning after a Fresh-start Date, the Accrued Benefit of any Participant in a Fresh-start Group shall be determined under the ACCRUED BENEFIT SECTION of this article.

A Participant’s Frozen Accrued Benefit is the amount of his Accrued Benefit determined in accordance with the provisions of the Plan applicable in the Plan Year containing the latest Fresh-start Date, determined as if the Participant terminated employment with the Employer as of the latest Fresh-start Date (or the date he actually terminated employment, if earlier), without regard to any amendment made to the Plan after that date other than amendments recognized as effective as of or before the Fresh-start Date under Code Section 401(b) or regulation Section 1.401(a)(4)-11(g).

If this Plan has not had a Fresh-start Date, the Participant’s frozen Accrued Benefit will be zero. If, as of the latest Fresh-start Date, the amount of a Participant’s Frozen Accrued Benefit was limited by the application of Code Section 415, his Frozen Accrued Benefit will be increased for Plan Years after the latest Fresh-start Date to the extent permitted under Code Section 415(d)(1). In addition, the Frozen Accrued Benefit of a Participant whose Frozen Accrued Benefit includes the Top-heavy minimum benefits provided in Article XI of the Plan will be increased to the extent necessary to comply with the average compensation requirement of Code Section 416(c)(1)(D)(i).

If the Normal Form of benefits in effect on the latest Fresh-start Date is not the same as the Normal Form after the latest Fresh-start Date, or the Normal Retirement Date for any Participant on that date was later than the Normal Retirement Date for him under the Plan after the latest Fresh-start Date, the Frozen Accrued Benefit will be the Actuarial Equivalent of the benefit under the Normal Form under the Plan after the latest Fresh-start Date, beginning at the Participant’s Normal Retirement Date under the Plan in effect after the latest Fresh-start Date. If the Plan provides a new optional form of benefit with respect to a Participant’s Frozen Accrued Benefit, such new optional form will be provided with respect to each Participant’s entire Accrued Benefit (i.e. accrued both before and after the Fresh-start Date).

SECTION 4.01B—INTEGRATION IN MORE THAN ONE PLAN.

The cumulative disparity rules in Teas. Reg. § 1.401(l)-5 do not apply to this Plan because the Employer does not and has never sponsored another qualified retirement plan that was a Code § 401(l) plan or that satisfied Code § 401(a)(4) by relying on imputed permitted disparity pursuant to Treas. Reg. § 1.401(a)(4)-7. (See Treas. Reg. § 1.401(l)-5).

SECTION 4.02—DISREGARD OF ACCRUED BENEFIT.

If a Participant receives a single-sum payment equal to the Present Value of his entire Vested Accrued Benefit, his entire Accrued Benefit (both vested and nonvested) as of the date of the distribution shall be disregarded. If such payment is less than the Present Value of his entire Accrued Benefit, such Participant shall have the right to restore his Employer derived Accrued Benefit as provided below.

If a Participant receives a single-sum payment that is less than the Present Value of his entire Vested Accrued Benefit, a portion of his Vested Accrued Benefit as of the date of the distribution shall be disregarded. This portion shall be determined by multiplying his entire Vested Accrued Benefit as of the date of such distribution by the ratio of (i) the single-sum payment to (ii) the Present Value of such Vested Accrued Benefit. Such Participant shall not have a right to restore his Employer derived Accrued Benefit.

If a Participant again becomes an Eligible Employee after receiving a single-sum payment of the Present Value of his entire Vested Accrued Benefit, but less than the Present Value of his entire Accrued Benefit as of the date of the distribution, he shall have the right to restore his Employer derived Accrued Benefit (including all optional forms of benefits and subsidies relating to such benefits) to the extent disregarded. Such Accrued Benefit shall be restored upon repayment to the Plan of the full amount of the distribution resulting from Employer Contributions plus interest, compounded annually from the date of distribution at the rate of five percent. Such repayment must be made before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the distribution. If the amount of the repayment is zero dollars because a Participant was deemed to have received a distribution of the Present Value of his entire Vested Accrued Benefit, and the Participant again becomes an Eligible Employee before the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the deemed distribution, upon the date he again performs an Hour-of-Service as an Eligible Employee, the Employer derived Accrued Benefit shall be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

SECTION 4.03—BENEFIT LIMITATION.

(a)                                  Definitions. For the purpose of determining the benefit limitation set forth in this section, the following terms are defined:

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1)                                  employer contributions;

(2)                                  employee contributions;

(3)                                  forfeitures;

(4)                                  allocations under a simplified employee pension; and

(5)                                  amounts allocated, after March 31,1984, to an individual medical account that is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund.

Annual Benefit means a retirement benefit under the plan which is payable annually in the form of a Straight Life Annuity. Except as provided below, a benefit payable in a form other than a Straight Life Annuity must be adjusted to an actuarially equivalent Straight Life Annuity before applying the limitations of this section. Effective for Limitation Years beginning on or after January 1, 1995, where a Participant’s benefit must be adjusted to an actuarially equivalent Straight Life Annuity, the actuarially equivalent Straight Life Annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent Straight Life Annuity for a benefit form other than (i) a nondecreasing annuity payable for a period of not less than the life of the Participant (or, in the case of a qualified preretirement survivor annuity, the life of the surviving spouse), or (ii) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements of qualified disability payments (as defined in Code Section 401(a)(11)), “the Applicable Interest Rate” will be substituted for “a 5 percent interest rate assumption” in the preceding sentence.

No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (iii) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and section 1.415-3(c)(2)(iii) of the Income Tax Regulations. The Annual Benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.

Compensation means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation shall mean Earned Income.

Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

For Limitation Years beginning after December 31, 1997, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

Defined Benefit Compensation Limitation means 100 percent of a Participant’s High Three-year Average Compensation, payable in the form of a Straight Life Annuity.

Defined Benefit Dollar Limitation means $90,000, automatically adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a Straight Life Annuity. The new limitation shall apply to Limitation Years ending within the calendar year of the date of the adjustment.

Defined Benefit Plan Fraction means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125 percent of the Defined Benefit Dollar Limitation applicable to the Participant, or (ii) 140 percent of the Defined Benefit Compensation Limitation applicable to the Participant, both adjusted as necessary in accordance with the definition of Maximum Permissible Benefit.

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

Defined Contribution Dollar Limitation means, for Limitation Years beginning after December 31, 1994, $30,000, as adjusted under Code Section 415(d).

Defined Contribution Plan Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant’s voluntary employee contributions, or mandatory employee contributions as defined in Code Section 411(c)(2)(C), to this and all other defined benefit plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)) maintained by the Employer under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or individual medical accounts and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of the Participant’s service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

The maximum aggregate amount for any Limitation Year is the lesser of (i) 125 percent of the Defined Contribution Dollar Limitation, or (ii) 35 percent (1.4 x 25 percent) of the Participant’s Compensation for such year.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

If the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer under Code Section 414(o).

High Three-year Average Compensation means the average Compensation for the three consecutive Limitation Years while the Participant was an Employee (actual consecutive Limitation Years while he was an Employee, if employed less than three years) that produces the highest average.

Limitation Year means the 12-consecutive month period ending on the last day of each Plan Year, including corresponding 12-consecutive month periods before January 1, 1975. If the Limitation Year is other than a calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Permissible Benefit means the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation limitation (both adjusted where required, as provided below).

(1)                                  If the Participant has less than ten Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction the numerator of which is the number of Years of Participation (or part thereof) in the Plan, and the denominator of which is ten. In the case of a Participant who has less than ten Years of Service, the Defined Benefit Compensation Limitation shall be multiplied by a fraction (i) the numerator of which is the number of Years of Service (or part thereof), and (ii) the denominator of which is ten.

Where a Defined Benefit Plan Fraction is calculated, the adjustments of this (1) shall be applied in the denominator of the Defined Benefit Plan Fraction based upon Years of Service. For purposes of computing the Defined Benefit Plan Fraction only, Years of Service shall include future Years of Service (or part thereof) commencing before the Participant’s Normal Retirement Age. Such future Years of Service shall include the year that contains the earlier of (i) the date the Participant reaches Normal Retirement Age, only if can be reasonably anticipated that the Participant will receive a Year of Service for such year, or (ii) the year in which the Participant terminates employment.

(2)                                  If the Annual Benefit of the Participant commences before the Participant’s Social Security Retirement Age, but on or after age 62, the Defined Benefit Dollar Limitation (as reduced in (1) above, if necessary) shall be determined as follows:

(i)                                     If a Participant’s Social Security Retirement Age is 65, for benefits commencing on or after age 62, the Defined Benefit Dollar Limitation is reduced by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.

(ii)                                  If a Participant’s Social Security Retirement Age is greater than 65, for benefits commencing on or after age 62, the Defined Benefit Dollar Limitation is reduced by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant’s Social Security Retirement Age.

(3)                                  If the Annual Benefit of a Participant commences prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an Annual Benefit payable in the form of a Straight Life Annuity that is the actuarial equivalent of the Defined Benefit Dollar Limitation for age 62, as determined above, reduced for each month by which the benefits commence before the month in which the Participant attains age 62. Effective for Limitation Years beginning on or after January 1, 1995, the Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of the actuarial equivalent of the Defined Benefit Dollar Limitation for age 62 computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for early retirement benefits, and the actuarial equivalent of the Defined Benefit Dollar Limitation for age 62 computed using a 5 percent interest rate assumption and the Applicable Mortality Table. To the extent that the Plan does not specify an interest rate and mortality table (or other tabular factor) or for ages for which no tabular factor is specified, a 5 percent interest rate and the Applicable Mortality Table shall be used to determine actuarial equivalence. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this (3) shall not reflect a mortality decrement if the benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(4)                                  If the Annual Benefit of the participant commences after the Participant’s Social Security Retirement Age, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the Annual Benefit payable in the form of a Straight Life Annuity commencing at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant (adjusted under (1) above, if necessary) at the Participant’s Social Security Retirement Age. Effective for Limitation Years beginning on or after January 1, 1995, the actuarial equivalent of the Defined Benefit Dollar Limitation at the Participant’s Social Security Retirement Age is determined as the lesser of the actuarial equivalent of the Defined Benefit Dollar Limitation at the Participant’s Social Security Retirement Age computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the actuarial equivalent of the Defined Benefit Dollar Limitation at the Participant’s Social Security Retirement Age computed using a 5 percent interest rate assumption and the Applicable Mortality Table. For these purposes, mortality between a Participant’s Social Security Retirement Age and the age at which benefits commence must be ignored.

(5)                                  The provisions of this definition shall be modified as provided in:

(i)                                     Code Section 415(b)(2)(F) for governmental plans (within the meaning of Code Section 414(d)), plans maintained by organizations (other than governmental units) exempt from tax under Subtitle A of the Code, and merchant marine plans; and

(ii)                                  Code Section 415(b)(2)(G) and 415(b)(2)(H) for Participants who are qualified participants (as defined in Code Section 415(b)(2)(H)); and

(iii)                               Code Section 415(b)(9) for Participants who are commercial airline pilots.

(6)                                  Minimum benefits permitted: Notwithstanding anything else in this definition to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(i)                                     the retirement benefits payable for a Plan Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (regardless of whether terminated) ever maintained by the Employer do not exceed $1,000 multiplied by the Participant’s number of Years of Service or parts thereof (not to exceed ten); and

(ii)                                  the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund, under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account in which the Participant participated (for these purposes, employee contributions, whether voluntary or involuntary, under a defined benefit plan are not treated as a separate defined contribution plan).

Projected Annual Benefit means the Annual Benefit to which the Participant would be entitled under the terms of the Plan assuming:

(1)                                  the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(2)                                  the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

Straight Life Annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

TRA ‘86 Accrued Benefit means a Participant’s Accrued Benefit under the Plan determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an Annual Benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Participant’s TRA ‘86 Accrued Benefit, the following shall be disregarded:

(1)                                  any change in the terms and conditions of the Plan after May 5, 1986; and

(2)                                  any cost of living adjustments occurring after May 5, 1986.

Year of Participation means one year (computed to fractional parts of a year) for each Accrual Computation Period for which the following conditions are met:

(1)                                  The Participant is credited with at least the number of Hours-of-Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the Accrual Computation Period, and

(2)                                  the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the Accrual Computation Period.

If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of Accrual Service credited to the Participant for such Accrual Computation Period. A Participant who is totally and permanently disabled within the meaning of Code Section 415(c)(3)(C)(i) for an Accrual Computation Period shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for an Accrual Computation Period, the Plan must be established no later than the last day of such Accrual Computation Period. In no event will more than one Year of Participation be credited for any 12-month period.

(b)                                 This (b) applies regardless of whether any Participant is or has ever been a participant in another qualified plan maintained by the adopting Employer. If any Participant is or has ever been a participant in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension (as defined in Code Section 408(k)) maintained by the Employer, that provides an Annual Addition, (c) below is also applicable to that Participant’s benefits.

(1)                                  The Annual Benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Benefit. If the benefits the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit must be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

(2)                                  If a Participant has made voluntary employee contributions, or mandatory employee contributions as defined in Code Section 411(c)(2)(C), under the terms of this Plan, the amount of such contributions is treated as an Annual Addition to a qualified defined contribution plan for purposes of (b)(1) and (c)(2) of this section. Such amounts shall be limited to meet the requirements of Code Section 415(c)(1).

(c)                                  This (c) applies if any Participant is also a participant, or has ever participated, in another plan maintained by the Employer, including a qualified plan, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), an individual medical account, or a simplified employee pension that provides an Annual Addition.

(1)                                  If a Participant is, or has ever been, a participant in more than one defined benefit plan maintained by the Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s employer-provided benefits under all defined benefit plans ever maintained by the Employer (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the benefit shall be limited (or the rate of accrual reduced) in the plan most recently established to the extent necessary so that the sum of the Participant’s Annual Benefits from all such plan(s) does not exceed the Maximum Permissible Benefit.

(2)                                  For Limitation Years beginning before January 1, 2000, if the Employer maintains, or ever maintained, one or more qualified defined contribution plans in which any Participant in this Plan participated, including a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), an individual medical account, or a simplified employee pension, the sum of the Participant’s Defined Contribution Plan fraction and Defined Benefit Plan Fraction will not exceed 1.0 in any Limitation Year and, where the sum exceeds 1.0 for a Participant for a Limitation Year, the Projected Annual Benefit shall be limited first. If the Participant’s Annual Benefits equal his Projected Annual Benefit, as limited, then Annual Additions to the defined contribution plan(s) shall be limited to amounts that will reduce the sum to 1.0 in the same manner in which the Annual Additions are limited to meet the requirements of Code Section 415(c)(1).

Benefit increases resulting from the repeal of Code Section 415(e) will be provided to all Employees participating in the Plan (with benefits limited by Code Section 415(e)) who have an Accrued Benefit under the Plan immediately before the first day of the first Limitation Year beginning in 2000 and have one Hour-of-Service after such date.

(d)                                 In the case of an individual who was a participant in one or more defined benefit plans of the Employer, as of the first day of the first Limitation Year beginning after December 31, 1986, the application of the limitations of this section shall not cause the Maximum Permissible Benefit for such individual under all such defined benefit plans to be less than the individual’s TRA ‘86 Accrued Benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Code Section 415, for all Limitation Years beginning before January 1, 1987.

SECTION 4.04—AMOUNT OF BENEFIT AT RETIREMENT.

The amount of retirement benefit to be provided on the Normal Form for an Active Participant on his Retirement Date shall be determined according to the provisions of this section. The monthly retirement benefit shall not decrease after the Participant’s Retirement Date due to any increase in social security benefits that occurs after he ceases to be an Employee.

Normal Retirement Date. An Active Participant’s retirement benefit on his Normal Retirement Date shall be equal to his Accrued Benefit on such date.

Early Retirement Date. An Active Participant’s retirement benefit on his Early Retirement Date shall be equal to his Accrued Benefit on such specified date, multiplied by the factor shown below corresponding to the number of years his Early Retirement Date precedes his Normal Retirement Date.

NUMBER OF YEARS EARLY RETIREMENT DATE PRECEDES NORMAL RETIREMENT DATE	FACTOR

1.9333
2.8667
3.8000
4.7333
5.6667

6.6333
7.6000
8.5667
9.5333
10.5000

The above factors shall be prorated for a partial year (counting a partial month as a complete month).

Late Retirement Date. An Active Participant’s retirement benefit on his Late Retirement Date shall be equal to the greatest of (a), (b) or (c) below:

(a)                                  His Accrued Benefit on his Late Retirement Date.

(b)                                 His Accrued Benefit on his Normal Retirement Date, multiplied by the factor shown below corresponding to the number of years his Late Retirement Date follows his Normal Retirement Date.

NUMBER OF YEARS LATE RETIREMENT DATE FOLLOWS NORMAL RETIREMENT DATE	FACTOR

1	1.0600
2	1.1200
3	1.1900
4	1.2600
5	1.3400

6	1.4200
7	1.5000
8	1.5900
9	1.6900
10	1.7900

The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for numbers of years beyond 10 shall be determined using a consistently applied reasonable actuarially equivalent method.

(c)                                  This (c) applies only to a Participant whose Late Retirement Date occurs after the April 1 following the calendar year in which he attains age 70 1/2 (January 1, 1997, if later). Such Participant’s retirement benefit will be adjusted to take into account the period after such date in which the Participant was not receiving his retirement benefit.

The retirement benefit on his Late Retirement Date will be equal to the retirement benefit that would have been paid on such data (determined as if his Late Retirement Date had occurred on such date) multiplied by the factor in (b) above for 1 year past Normal Retirement Date, prorated for a partial year based on the number of months in the period (counting a partial month as a complete month).

If the Participant’s Late Retirement Date occurs after the first Yearly Date following such date, the Participant’s retirement benefit on his Late Retirement Date shall be equal to the retirement benefit that would have been paid on such Yearly Date, multiplied by the factor in (b) above for 1 year past Normal Retirement Date, prorated for a partial year based on the number of months since such Yearly Date (counting a partial month as a complete month).

The amount in this (c) shall be redetermined after each subsequent Yearly Date based on the retirement benefit that would have been paid on such Yearly Date (determined as if his Late Retirement Date has occurred on such Yearly Date) multiplied by the factor in (b) above for 1 year past Normal Retirement Date, prorated for a partial year based on the number of months since such Yearly Date (counting a partial month as a complete month).

Such greatest amount so determined applies to an Active Participant, who (i) is not a 5-percent owner, (ii) has attained age 70 1/2, and (iii) makes an election to defer commencement of his retirement benefit until the calendar year following the calendar year in which he retires, as provided in the DISTRIBUTION REQUIREMENTS SECTION of Article VII.

An Active Participant’s retirement benefit on the Normal Form shall not be less than the greatest amount of benefit that would have been provided for him had he retired on any earlier Retirement Date.

The Participant’s retirement benefits shall be distributed to the Participant according to the distribution of benefits provisions of Article VI and the small amounts provisions of the SMALL AMOUNTS SECTION of Article X. The amount of payment under any form (other than the Normal Form) shall be determined as provided under the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

SECTION 4.05—TEMPORARY LIMITATION OF BENEFITS.

In the event of Plan termination, the benefit of any active or former Highly Compensated Employee is limited to a Benefit that is nondiscriminatory under Code Section 401(a)(4).

(a)                                  In any year, the payment of Benefits to or on behalf of a Restricted Employee shall not exceed an amount equal to the payments that would be made to or on behalf of the Restricted Employee in that year under

(1)                                  a straight life annuity that is the Actuarial Equivalent of the Accrued Benefit and other Benefits to which the Restricted Employee is entitled under the Plan (other than a social security supplement), and

(2)                                  the amount of the payments that the Restricted Employee is entitled to receive under a social security supplement, if any.

The preceding paragraph shall not apply if:

(3)                                  after payment of the Benefit to a Restricted Employee, the value of plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(l)(7),

(4)                                  the value of the Benefits for a Restricted Employee is less than one percent of the value of current liabilities before distribution, or

(5)                                  the value of the Benefits payable to or on behalf of the Restricted Employee does not exceed $5,000, ($3,500 before the first Yearly Date on or after August 6, 1997) or if larger, the amount described in Code Section 411(a)(11)(A).

(b)                                 An Employee’s otherwise restricted Benefit may be distributed in full to the affected Employee if prior to receipt of the Restricted Amount, the Employee enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the Restricted Amount. The Employee may secure repayment of the Restricted Amount upon distribution by:

(1)                                  entering into an agreement for promptly depositing in escrow with an acceptable depository property having a fair market value equal to at least 125 percent of the Restricted Amount,

(2)                                  providing a bank letter of credit in an amount equal to at least 100 percent of the Restricted Amount, or

(3)                                  posting a bond equal to at least 100 percent of the Restricted Amount.

If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

The escrow arrangement may provide that an Employee may withdraw amounts in excess of 125 percent of the Restricted Amount. If the market value of the property in an escrow account falls below 110 percent of the remaining Restricted Amount, the Employee must deposit additional property to bring the value of the property held by the depository up to 125 percent of the Restricted Amount. The escrow arrangement may provide that Employee may have the right to receive any income from the property placed in escrow, subject to the Employee’s obligation to deposit additional property, as set forth in the preceding sentence.

A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the Restricted Amount.

If the Plan Administrator certifies to the depository, surety or bank that the Employee (or his estate) is no longer obligated to repay any Restricted Amount, a depository may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee’s bond or letter of credit.

For purposes of this section, the following apply:

Restricted Employee means any Highly Compensated Employee or former Highly Compensated Employee who is one of the 25 nonexcludible employees and former employees of the Employer with the largest amount of Compensation in the current or any prior year.

Benefit includes, among other benefits, loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee, and any death benefits not provided by insurance on the Employee’s life.

Restricted Amount means the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under a straight life annuity described above (accumulated with reasonable interest).

Any reasonable and consistent method may be used for determining the value of current liabilities and the value of plan assets.

SECTION 4.06—BENEFITS UPON EMPLOYMENT AFTER RETIREMENT DATE.

if a Participant is employed by us after his Retirement Date, any monthly retirement benefit payment he is receiving shall continue unchanged.

If such Participant continues to be or again becomes an Active Participant after his Retirement Date, his benefits under this Plan shall not be duplicated. The retirement benefit from the Accrued Benefit resulting from such additional period of Accrual Service shall be payable according to the provisions of Article IV and Article VI. Any death benefit from the Accrued Benefit he accrued during his latest period as an Active Participant shall be determined as provided in the DEATH BENEFITS SECTION of Article V.

ARTICLE V

OTHER BENEFITS

SECTION 5.01—DEATH BENEFITS.

The provisions of this section apply on or after August 23, 1984. These provisions shall also apply to an Inactive Participant who became inactive before such date.

If a Participant dies before his Annuity Starting Date, death benefits shall be determined under subsections (a) and (b) below. The distribution of death benefits shall be subject to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

(a)                                  Qualified Preretirement Survivor Annuity:

A Qualified Preretirement Survivor Annuity shall be payable if the following requirements are met:

(1)           The Participant is survived by a spouse on the date he dies.

(2)                                  The Participant’s Vesting Percentage on the date of his death was greater than zero.

If the requirements above are met on the date the Participant dies, a Qualified Preretirement Survivor Annuity shall be payable. The spouse may elect to start benefits on any first day of the month on or after the earliest date retirement benefits could have been paid to the Participant if he had ceased to be an Employee on the date of his death and survived to retire. Benefits must start by the date the Participant would have been age 70 1/2. If the spouse dies before the Qualified Preretirement Survivor Annuity starts, no death benefits are payable.

(b)                                 Single-sum death benefit:

There are no single-sum death benefits payable under this Plan before Annuity Starting Date.

If a Participant dies on or after his Normal Retirement Date and before his Annuity Starting Date and such Participant is survived by a spouse on the date of his death, the death benefit shall be payable in like manner as provided under (a) and (b) above.

If a Participant dies on or after his Normal Retirement Date and before his Annuity Starting Date and such Participant is not survived by a spouse on the date of his death, the provisions of subsections (a) and (b) shall not apply. Instead, the death benefit shall be the preservation of retirement option death benefit. This death benefit is the death benefit which would have been payable to the Participant’s Beneficiary or Contingent Annuitant if the Participant’s Retirement Date had occurred on the date he died. If the optional form of retirement benefit in effect is a single-sum payment, a single-sum payment shall be paid to the Participant’s Beneficiary. This single-sum payment shall be equal to the single-sum payment that would have been paid to the Participant had his Retirement Date occurred on the date of his death. The optional form of distribution elected according to the provisions of the ELECTION PROCEDURES SECTION of Article VI before the Participant’s death is the form in effect for determining the death benefit. For purposes of this death benefit only, an election of an optional form of distribution shall be a qualified election even if it is not made within 90 days of the date retirement benefits would have begun if it meets all of the other requirements for a qualified election. The automatic form of distribution for retirement benefits under the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI shall be in effect if an election has not been made or an election is revoked without a subsequent election according to the provisions of the ELECTION PROCEDURES SECTION of Article VI. Any death benefit payable shall be subject to the distribution limitations of the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI and the DISTRIBUTION REQUIREMENTS SECTION of Article VII.

Any death benefit after Annuity Starting Date will be determined by the form of retirement benefit in effect on a Participant’s Annuity Starting Date.

SECTION 5.02—VESTED BENEFITS.

A Participant who becomes an Inactive Participant before retirement or death will be entitled to one of the following vested benefits whichever is applicable. Any distribution of vested benefits shall be a retirement benefit and shall be subject to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

(a)                                  A deferred monthly retirement benefit on the Normal Form to begin on his Normal Retirement Date. The deferred retirement benefit will be equal to the product of (1) and (2):

(1)                                  The Participant’s Accrued Benefit on the day before he became an Inactive Participant.

(2)                                  The Participant’s Vesting Percentage on the date he ceases to be an Employee.

(b)                                 A deferred monthly retirement benefit on the Normal Form to begin on his Early Retirement Date. The deferred retirement benefit shall be equal to the amount under (a) above multiplied by the applicable early retirement factor in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV.

If the Participant was covered under the Plan on the last day of the 1988 Plan Year or the 1993 Plan Year, and his termination date was between these dates, his deferred monthly retirement benefit on the Normal Form to begin on his Early Retirement Date shall not be less than his Accrued Benefit on the applicable date (or the date he became an Inactive Participant, if earlier) multiplied by the applicable early retirement factor based on the Plan as in effect on the applicable date.

(c)                                  A deferred monthly retirement benefit on the Normal Form to begin on his Late Retirement Date. The deferred retirement benefit shall be determined as follows:

(1)                                  For a Participant who became an Inactive Participant on or before his Normal Retirement Date, an amount equal to the amount under (a) above multiplied by the late retirement factor in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV which corresponds to the number of years his Late Retirement Date follows his Normal Retirement Date.

(2)                                  For a Participant who became an Inactive Participant after his Normal Retirement Date, an amount equal to the greater of (i) or (ii) below:

(i)                                     The Participant’s Accrued Benefit on the day before the date he became an Inactive Participant.

(ii)                                  His Accrued Benefit on his Normal Retirement Date multiplied by the late retirement factor in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV which corresponds to the number of years his Late Retirement Date follows his Normal Retirement Date.

Provided, however, for an Inactive Participant whose Late Retirement Date occurs after the April 1 following the calendar year in which he attains age 70 1 /2 (January 1, 1997, if later), such Participant’s deferred monthly retirement benefit determined in (1) or (2) above, whichever applies, shall be adjusted as provided in paragraph (c) relating to Late Retirement Date in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV.

The amount of payment under any form (other than the Normal Form) shall be determined as provided under the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI. After the Participant ceases to be an Employee, the deferred retirement benefit shall not decrease because of any post-separation social security benefit increase. If he again becomes an Active Participant, such a decrease shall also not apply to any deferred retirement benefit to which he was entitled before his Reentry Date.

If the Participant dies before his Annuity Starting Date, death benefits shall be distributed according to the provisions of the DEATH BENEFITS SECTION of Article V.

ARTICLE VI

WHEN BENEFITS START AND DISTRIBUTION OF
BENEFITS

The provisions of this article shall apply on or after August 23, 1984. These provisions shall apply to an Inactive Participant who became inactive before such date.

SECTION 6.01—WHEN BENEFITS START.

Benefits under the Plan begin when a Participant retires, dies, or ceases to be an Employee, whichever applies, as provided in Article IV and Article V. Benefits may begin on an earlier date to the extent necessary to avoid a violation of Code Section 415 or 411(b). The start of benefits is subject to the qualified election procedures of this article.

Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

(a)                                  The date the Participant attains age 65 (Normal Retirement Age, if earlier).

(b)                                 The tenth anniversary of the Participant’s Entry Date.

(c)                                  The date the Participant ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of this article, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

The Participant may elect to have his benefits begin after the latest date described above, subject to the provisions of this section. The Participant shall make his election in writing and deliver the signed statement of election to the Plan Administrator before Normal Retirement Date or the date he ceases to be an Employee, if later. The statement of election must describe the form of distribution and the date the retirement benefits will begin. The Participant shall not elect a date for beginning retirement benefits or a form of distribution that would result in a death benefit payable upon his death that would be more than incidental within the meaning of governmental regulations.

Benefits shall begin by the Participant’s Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

SECTION 6.02—AUTOMATIC FORMS OF DISTRIBUTION.

Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

(a)                                  Retirement Benefits. This automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

(1)                                  The Qualified Joint and Survivor Form for a Participant who has a spouse.

(2)                                  The Normal Form for a Participant who does not have a spouse.

(b)                                 Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date is determined according to the provisions of the DEATH BENEFITS SECTION of Article V.

SECTION 6.03—OPTIONAL FORMS OF DISTRIBUTION.

(a)                                  Retirement Benefits. The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of 5, 10 or 15 years; and survivorship life annuities with survivorship percentages of 50, 66 2/3 or 100. The benefit payable on any optional annuity form available above (other than the Normal Form) shall be the Actuarial Equivalent of the benefit that would otherwise be payable on the Normal Form.

The Participant may also elect to receive a single-sum payment in lieu of all other benefits under this Plan. This single-sum payment shall be equal to the Present Value of the retirement benefit which would have been payable to such Participant on his Retirement Date on the Normal Form of distribution. The Participant may also elect to have this amount segregated from the other Plan funds and the segregated amount paid to him under a full flexibility option. The full flexibility option is an optional form of benefit under which the Participant receives a distribution each calendar year, beginning with the calendar year in which his Annuity Starting Date occurs. The Participant may elect the amount to be distributed each year (not less than $1,000). The amount payable in his first Distribution Calendar Year, as defined in the DEFINITIONS SECTION of Article VII, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years must satisfy the minimum distribution requirements of Article VII for such years. If the Participant’s annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years. Any single-sum payment shall be subject to the provisions of the TEMPORARY LIMITATION OF BENEFITS SECTION of Article IV.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the DISTRIBUTION REQUIREMENTS SECTION of Article VII.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

(b)                                 Death Benefits. The optional forms of death benefit are a single-sum payment and any annuity that is an optional form of retirement benefit. However, the full flexibility option shall not be available if the Beneficiary is not the spouse of the deceased Participant.

SECTION 6.04—ELECTION PROCEDURES.

The Participant or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under la) and (b) below shall be subject to the qualified election provisions of (c) below.

(a)                                  Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(b)                                 Death Benefits. In lieu of the Qualified Preretirement Survivor Annuity described in the DEATH BENEFITS SECTION of Article V, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(c)                                  Qualified Election. The Participant or spouse may make an election at any time during the election period. The Participant or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1)                                  Election Period for Retirement Benefits. The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity.

(2)                                  Election Period for Death Benefits. The spouse’s election period begins on he date the Participant dies and ends on the date benefits begin.

(3)                                  Consent to Election. If the Present Value of the Participant’s Vested Accrued Benefit exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), any benefit which is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Present Value of the Participant’s Vested Accrued Benefit at the time of any prior distribution exceeded $5,000 ($3,500 for Plan Years beginning before August 6, 1997). This rule in the preceding sentence shall not apply as of the date specified in any regulation which repeals such rule. However, consent will still be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Accrued Benefit.

The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Annuity. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of Benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date.

If the Qualified Preretirement Survivor Retirement Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse’s consent shall be witnessed by a Plan representative or notary public. The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the Plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent under this paragraph shall not be valid with respect to any other spouse. A Member may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse’s consent may be revoked at any time within the Participant’s election period.

SECTION 6.05—NOTICE REQUIREMENTS.

(a)                                  Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant’s spouse a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Participant and the Participant’s spouse to defer distribution until the benefit is no longer immediately distributable.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant’s spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins. more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b)                                 Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30 day election period if the distribution of the elected form of retirement benefit commences more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity.

ARTICLE VII

DISTRIBUTION REQUIREMENTS

SECTION 7.01—APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article.

SECTION 7.02—DEFINITIONS.

For purposes of this article, the following terms are defined:

Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

5-percent Owner means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2 or any subsequent Plan Year.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Joint and Last Survivor Expectancy means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Life expectancy means life expectancy computed by use of the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Required Beginning Data means, for any Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 or the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 or the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03—DISTRIBUTION REQUIREMENTS.

(a)                                  General Rules.

(1)                                  Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, joint and survivor annuity requirements, the requirements of this article shall apply to any distribution of a Participant’s interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

(2)                                  All distributions required under this article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

(3)                                  With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(b)                                 Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(c)                                  Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

(1)                                  the life of the Participant,

(2)                                  the life of the Participant and a Designated Beneficiary,

(3)                                  a period certain not extending beyond the Life Expectancy of the Participant, or

(4)                                  a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

(d)                                 Determination of Amount to be Distributed Each Year.

(1)                                  If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payment under the annuity shall satisfy the following requirements:

(i)                                     the annuity distributions must be paid in periodic payments made at intervals not longer than one year;

(ii)                                  the distribution period must be over a life (or lives) or over a period certain not longer than a Life Expectancy (or Joint and Last Survivor Expectancy) described in Code Section 401(a)(9)(A)(ii) or Code Section 401(a)(9)(B)(iii), whichever is applicable;

(iii)                               the Life Expectancy (or Joint and Last Survivor Expectancy) for purposes of determining the period certain shall be determined without recalculation of Life Expectancy;

(iv)                              once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

(v)                                 payments must either be nonincreasing or increase only as follows:

(A)                              with any percentage increase in a specified and generally recognized cost-of-living index;

(B)                                to the extent of the reduction to the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in (c) above dies and the payments continue otherwise in accordance with (c) above over the life of the Participant;

(C)                                to provide cash refunds of employee contributions upon the Participant’s death; or

(D)                               because of an increase in benefits under the Plan.

(vi)                              If the annuity is a life annuity (or a life annuity with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant’s Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to (a) below) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the period for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years) periodic payments for each Distribution Calendar Year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant’s Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to (e) below) is the annual amount for the first Distribution Calendar Year. The annual amount for other Distribution Calendar Years, including the annual amount for the calendar year in which the Participant’s Required Beginning Date for the date distributions are required to begin pursuant to (e) below) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

(2)                                  Annuities purchased after December 31, 1988, are subject to the following additional conditions:

(i)                                     Unless the Participant’s spouse is the Designated Beneficiary, if the Participant’s interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first Distribution Calendar Year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the proposed regulations.

(ii)                                  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of section 1.401(a)(9)-2 of the proposed regulations.

(iii)                               Transitional rule. If payment under an annuity which complies with (1) above begins prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the employee prior to January 1, 1989, unless additional contributions are made under the Plan by the Employer with respect to such contract.

(iv)                              If the form of distribution is an annuity made in accordance with this (d), any additional benefits accruing to the Participant after his Required

Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year in which such amount accrues.

(v)                                 Any part of the Participant’s interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

(e)                                  Death Distribution Provisions.

(1)                                  Distribution beginning before death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(2)                                  Distribution beginning after death.

(i)                                     If the Participant dies before distribution of his interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with A or B below:

(A)                              If any portion of the Participant’s interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(B)                                If the Designated Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with Ii) above shall not be earlier than the later of:

1.                                       December 31 of the calendar year immediately following the calendar year in which the Participant died, or

2.                                       December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(ii)                                  If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant’s Designated Beneficiary must elect the method of distribution no later than the earlier of:

(A)                              December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

(B)                                December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

(iii)                               If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)                                 For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(i)(B) therein, shall be applied as if the surviving spouse were the Participant.

(4)                                 For purposes of this (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(5)                                 For purposes of this (e), distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or, if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably begins to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually begins.

SECTION 7.04—MINIMUM ACTUARIAL INCREASE.

Except with respect to all participants in a governmental or church plan, or a 5-percent owner in other plans, a Participant’s Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Employee does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Employee attains age 70 1/2 (January 1, 1997, in the case of an Employee who attained age 70 1 /2 prior to 1996), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).

The amount of the actuarial increase payable as of the end of the period for actuarial increases must be no less than the actuarial equivalent of the Employee’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the actuarial equivalent of the additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date. Actuarial equivalent shall be based on the method for adjusting benefits at Late Retirement Date as provided in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under Code Section 401(a)(9)(C) must be provided even during the period during which an Employee is not receiving benefits.

For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in distribution of benefits after the attainment of Normal Retirement Age. Accordingly, to the extent permitted under Code Section 411(b)(1)(H), the actuarial increase required under Code Section 401(a)(9)(C)(iii) may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on the suspension of benefits are not applicable.

SECTION 7.05—TRANSITIONAL RULE.

(a)                                 Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements of Article VI, distribution on behalf of any Participant, including a 5-percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution begins):

(1)                                 The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)                                 The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)                                 such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4)                                 The Participant had an accrued benefit under the Plan as of December 31, 1983.

(5)                                 The method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will begin, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)                                 A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)                                  For any distribution which begins before January 1, 1984, but continues after December 31, 1983, the Participant, or Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution is specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

(d)                                 If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered a revocation of the designation so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-1 of the proposed regulations shall apply.

ARTICLE VIII

TERMINATION OF PLAN

The Employer reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. The Pension Benefit Guaranty Corporation may also terminate the Plan according to the procedures under Section 4042 of ERISA.

An Employee who is included in the group of Employees deemed to be affected by complete or partial termination of the Plan shall be fully (100%) vested in his Accrued Benefit as of the date of such complete or partial termination. Upon complete termination of the Plan, no further Employees shall become Participants, and no further Contributions shall be made except as required by any governmental agency to which the Plan’s termination is subject.

A Participant’s recourse towards satisfaction of his right to his nonforfeitable Accrued Benefit will be limited to the Plan assets and the Pension Benefit Guaranty Corporation, allocated and applied as described in the following paragraph.

The assets of the Plan that are available to provide benefits shall be allocated and applied as of the effective date of termination of the Plan according to the classifications and order of precedence provided under Title IV of ERISA and under any rules, regulations, interpretations or opinions implementing said Title IV.

No part of the Plan assets shall be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining shall be paid to the Employer. No payment shall be made to the Employer if it would contravene any provision of law.

ARTICLE IX

ADMINISTRATION OF PLAN

SECTION 9.01—ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has the power to construe the Plan, including ambiguous provisions, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator’s decisions upon all matters within the scope of its authority shall be final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02—EXPENSES.

Expenses of the Plan may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03—RECORDS.

All acts and determinations of the Plan Administrator may be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator’s custody or at its direction.

Writing (handwriting, typing, printing), Photostatting, photographing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04—INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator will furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05—CLAIM AND APPEAL PROCEDURES.

A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. Normally, the notice will be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator’s decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

The Plan Administrator’s notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits and that failure to make the written appeal within such 60-day period shall render the Plan Administrator’s determination of such denial final, binding and conclusive.

If the Claimant appeals to the Plan Administrator, the Claimant, or his authorized representative, may submit in writing whatever issues and comments the Claimant, or his representative, feels are pertinent. The Claimant, or his authorized representative may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.06—DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07—EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator and any other person or entity who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law to the greatest extent allowed under law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01—AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations) to comply with any law or regulation issued by any governmental agency to which the Plan is subject. An amendment (including a change in the actuarial basis for determining optional or early retirement benefits) may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject. However, a Participant’s Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his employer-derived Accrued Benefit shall not be less than the percentage computed under the Plan without regard to such amendment.

If the Annuity Contract is amended to change the actuarial basis used to determine benefits payable under the Plan and the amendment is subject to the contractholder’s discretion, any benefit payable on or after the effective date of such amendment which is attributable to a Participant’s Accrued Benefit as of such effective date, shall not be less than the amount of benefit the Participant would have received if the actuarial basis had not been changed.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article.

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant’s Accrued Benefit attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

(a)                                 who has completed at least three Years of Service on the date the election period described below ends (5 Years of Service if the Participant does not have at least 1 Hour-of-Service in a Plan Year beginning after December 31, 1988) and

(b)                                 whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Accrued Benefit that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02—DIRECT ROLLOVERS.

This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee.

SECTION 10.03—MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. He may not accrue benefits until the time he meets all of the requirements to become an Active Participant. If he terminates employment prior to becoming an Active Participant, his transferred assets may be distributed to him as if they were employer-derived accrued benefits.

Unless a transfer of assets to the Plan is an elective transfer, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets. A transfer is elective if: (1) the transfer is voluntary, under a fully informed election by the Participant; (2) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (3) if the transferor plan is subject to Code Sections 401(a)(11) and 417, the transfer satisfies the applicable spousal consent requirements of the Code; (4) the notice requirements under Code Section 417, requiring a written explanation with respect to an election not to receive benefits in the form of a qualified joint and survivor annuity, are met with respect to the Participant and spousal transfer election; (5) the Participant has a right to immediate distribution from the transferor plan under provisions in the plan not inconsistent with Code Section 401(a); (6) the transferred benefit is equal to the Participant’s entire nonforfeitable accrued benefit under the transferor plan, calculated to be at least the greater of the single sum distribution provided by the transferor plan (if any) or the present value of the Participant’s accrued benefit under the transferor plan payable at the plan’s normal retirement age and calculated using an interest rate subject to the restrictions of Code Section 417(e) and subject to the overall limitations of Code Section 415; (7) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (8) the transfer otherwise satisfies applicable Treasury regulations.

A Participant’s protected benefits may be eliminated upon transfer between qualified defined benefit plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution} if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the Plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

SECTION 10.04—PROVISIONS RELATING TO THE INSURER.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

The Insurer is not a party to the Plan, nor bound in any way by the Plan provisions. It shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan has been received by the Insurer at its home office, the Insurer is and shall be fully protected in assuming that the Plan has not been amended or terminated according to the latest information which it has received at its home office.

SECTION 10.05—EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer’s employ or to interfere with the Employer’s right to discharge any Employee.

SECTION 10.06—RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, and the Employer arising under or by virtue of the Plan.

SECTION 10.07—BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant’s spouse. The Participant’s Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

With the Employer’s consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse or where there is no surviving spouse, the executor or administrator of the Participant’s estate.

SECTION 10.08—NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse or Contingent Annuitant. A Participant, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. An order may permit a distribution to the alternate payee prior to the time the Participant has attained his earliest retirement age as referred to in Code Section 414(p) only if the Present Value of the alternate payee’s benefit is less than $5,000 or such larger amount as referred to in Section 10.11. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 6, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09—CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 10.10—LEGAL ACTIONS.

No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11—SMALL AMOUNTS.

If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, the Present Value of the Participant’s entire Vested Accrued Benefit shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason (the date we provide notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Present Value of the Participant’s Vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution under the first sentence of this paragraph but for the fact that the Participant’s consent was needed to distribute a benefit which is immediately distributable. If at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Accrued Benefit shall be paid in a single sum. This is a small amounts payment. Such small amounts payment shall result in all of a Participant’s Accrued Benefit being disregarded and is in full settlement of all benefits otherwise payable. See the DISREGARD OF ACCRUED BENEFIT SECTION of Article IV.

If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, the Present Value of the Qualified Preretirement Survivor Annuity death benefit derived from the Participant’s Accrued Benefit shall be paid in a single sum as of the date the Participant dies. This is a small amounts payment. Such small amounts payment shall be made to the Participant’s spouse. Such small amounts payment is in full settlement of the death benefit otherwise payable.

No other small amounts payments shall be made.

SECTION 10.12—WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

The words “in  writing” and “written”, where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13—MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01—APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer as used in this article shall be deemed to include all members of the Controlled Group unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant which results from deductible voluntary contributions shall not be included for any purpose under this article.

The minimum vesting and benefit provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF ACCRUED BENEFIT SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02—DEFINITIONS.

For purposes of this article, the following terms are defined:

Accrued Benefit means, as of any determination date, a participant’s accrued benefit (including that benefit, if any, derived from required participant contributions) under one of the Employer’s retirement plans on the latest valuation date. The Accrued Benefit of any Employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the Employer or if there is no one method which is used for all plans of the Employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

Aggregation Group means

(a)                                 each of the Employer’s retirement plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plans have terminated) or one of the four preceding Plan Years,

(b)                                 each of the Employer’s other retirement plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c)                                  any of the Employer’s other retirement plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a retirement plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

The plans in (a) and (b) above constitute the “required” Aggregation Group. The plans in (a), (b) and (c) above constitute the “permissive” Aggregation Group.

Compensation means compensation as defined in the BENEFIT LIMITATION SECTION of Article IV. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition to compensation as defined in the BENEFIT LIMITATION SECTION of Article IV, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), and contributed by the Employer, at the Employee’s election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Employer.

Compensation Average means the average of a Participant’s monthly Compensation (as defined in this section) for those five consecutive years (actual number of years in which he received Compensation, if fewer than five) which give the highest average.

In determining such consecutive years, a year which ends in a Plan Year beginning before January 1, 1984, shall not be taken into account. A year shall not be taken into account if it is not a top-heavy year. A year for which an Employee fails to be credited with a year of Vesting Service shall not be taken into account. Such a year shall be disregarded in determining whether or not the years used for the Employee’s Compensation Average are consecutive.

Determination Date means as to any plan, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, it means the last day of that year.

Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was

(a)                                 an officer of the Employer if such individual’s annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A);

(b)                                 an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A);

(c)                                  a 5-percent owner of the Employer; or

(d)                                 a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

Non-key Employee means any Employee who is not a Key Employee.

Present Value means the present value of a participant’s Accrued Benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

Top-heavy Plan means a plan which is a top-heavy plan for any Plan Year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

(a)                                 If the Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b)                                 If this Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c)                                  If this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means

(a)                                 If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plan (including any simplified employee pension plan) which during the five-year period ending on the determination date has or has had account balances, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Present Values of the Accrued Benefits of all Key Employees as of the Determination Date(s) (including any Accrued Benefits distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Present Values of Accrued Benefits (including any Accrued Benefits distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b)                                 If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) which during the five-year period ending on the determination dates has or has had account balances, the Top-heavy Ratio for any required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of Accrued Benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The Accrued Benefits under a defined benefit plan in both the numerator and the denominator of the Top-heavy Ratio are increased for any distribution of an Accrued Benefit made in the five-year period ending on the determination Date.

(c)                                  For purposes of (a) and (b) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least an Hour-of-Service with any employer maintaining the plan at any time during the five-year period ending on the Determination

Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be in accordance with Code Section 416 and the regulations thereunder. Deductible participant contributions will riot be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of a participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b}l1)(C).

Account, as used in this definition, means the value of an employee’s account under one of the Employer’s retirement plans on the latest Valuation Date. In the case of a money purchase plan or target benefit plan, such value shall be adjusted to include any contributions made for or by the Employee after the Valuation Date and on or before such Determination Date or due to be made as of such Determination Date but not yet forwarded to the Insurer or Trustee. In the case of a profit sharing plan, such value shall be adjusted to include any contributions made for or by the Employee after the Valuation Date and on or before such Determination Date. During the first Plan Year of any profit sharing plan, such adjustment in value shall include contributions made after such Determination Date that are allocated as of a date in such Plan Year. The nondeductible voluntary contributions which an Employee makes under a defined benefit plan of the Employer shall be treated as if they were contributions under a separate defined contribution plan.

Valuation Date means, as to this Plan, the valuation date used for computing plan costs for minimum funding purposes, regardless of whether or not a valuation is actually performed for a given year. This is the date as of which account balances or Accrued Benefits are valued for purposes of the Top-heavy Ratio.

SECTION 11.03—MODIFICATION OF VESTING REQUIREMENTS.

If a Participant’s Vesting Percentage determined under Article I is not as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant’s Vesting Percentage shall be the greater of the Vesting Percentage determined under Article I or the schedule below.

VESTING SERVICE (whole years)	NONFORFEITABLE PERCENTAGE

Less than 2	0
2	20
3	40
4	60
5 or more	100

The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant’s Accrued Benefit which is multiplied by a Vesting Percentage to determine his Vested Accrued Benefit including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant’s Vesting Percentage shall be determined under Article I. A Participant’s Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

The part of the Participant’s Vested Accrued Benefit resulting from the minimum accrued benefit pursuant to the MODIFICATION OF ACCRUED BENEFIT SECTION of this article (to the extent required to be nonforfeitable under code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

SECTION 11.04—MODIFICATION OF ACCRUED BENEFIT.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or because he is not employed on the last day of the Accrual Computation Period, shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a)                                 The lesser of (1) or (2) below:

(1)                                 2 percent of his Compensation Average multiplied by his Accrual Service, excluding any year of such service which ends in a Plan Year beginning before January 1, 1984, or a year of service beginning in a Plan Year in which this Plan is not a Top-heavy Plan. For purposes of this paragraph, if Hours-of-Service are used to determine Accrual Service, (A) not more than 1,000 Hours-of-Service shall be required to earn a year of Accrual Service, (B) Accrual Service shall be taken into account for any accrual computation period all or part of which occurs within a Plan Year when this Plan is a Top-heavy Plan, and (C) no fractional parts of a year of Accrual Service shall be taken into account.

(2)                                 20 percent of his Compensation Average.

For purposes of (1) and (2) above, Compensation shall be limited by Code Section 401(a)(17).

(b)                                 Such person’s Accrued Benefit on, or adjusted to a straight life basis, provided by Employer Contributions as of the last day of such Plan Year, without regard to the adjustment for prior distributions.

If the Normal Form is other than a straight life annuity, the minimum amount of Accrued Benefit determined above shall be adjusted to the Normal Form Actuarial Equivalent. Such Actuarial Equivalent shall be determined as of the earliest Normal Retirement Age permitted under this Plan for any Participant.

If, as of the last day of any Plan Year in which the Plan is a Top-heavy Plan, such person’s Accrued Benefit provided by Employer Contributions under all the defined benefit plans of the Employer is at least equal to the amount of his minimum determined above, the requirements of this section are satisfied, and no additional amount of accrued benefit shall be required.

If a person who is otherwise entitled to the minimum accrued benefit above is also covered under one or more defined contribution plans of the Employer which are Top-heavy Plans during that same Plan Year, the minimum benefits for him shall be provided under this Plan.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.

The requirements of this section shall be met without regard to any Social Security contribution or because the Non-key Employee would have received a lesser accrual because the Plan is integrated with Social Security.

SECTION 11.05—MODIFICATION OF BENEFIT LIMITATION.

This section shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

If the provisions of subparagraph (e) of the BENEFIT LIMITATION SECTION of Article IV are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the benefit limitations shall be modified.  The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in the BENEFIT LIMITATION SECTION of Article IV shall be modified by substituting “100 percent” in lieu of “125 percent.” The optional denominator for determining the Defined Contribution Plan Fraction shall be modified by substituting “$41,500” in lieu of “$51,875.” In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in the BENEFIT LIMITATION SECTION of Article IV, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

The modifications in the paragraph above shall not apply with respect to a Participant so long as employer contributions, forfeitures or nondeductible employee contributions are not credited to his account under any of the Employer’s defined contribution plans and benefits do not accrue for such Participant under this or any of the Employer’s other defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

The modification of the benefit limitation shall not apply if both of the following requirements are met:

(a)                                 This Plan would not be a Top-heavy Plan if “90 percent” were substituted for “60 percent” in the definition of Top-heavy Plan.

(b)                                 A Non-key Employee who is covered only under a defined benefit plan of the Employer, accrues a minimum benefit equal to the amount described in the MODIFICATION OF ACCRUED BENEFIT SECTION of this article if the otherwise applicable percentage in (a)(1) was increased to 3 percent and the otherwise applicable percentage in (a)(2) was increased to 30 percent.

The account of a Non-key Employee who is covered only under one or more defined contribution plans of the Employer, is credited with a minimum employer contribution or allocation under such plan(s) equal to 4 percent of the person’s Compensation for each Plan Year in which the plan is a Top-heavy Plan.

If a Non-key Employee is covered under both defined contribution and defined benefit plans of the Employer, (1) a minimum accrued benefit for such person equal to the amount determined above for a person who is covered only under a defined benefit plan is accrued in the defined benefit plan(s) or (2) a minimum contribution or allocation equal to 7.5 percent of the person’s Compensation for a Plan Year in which the plans are Top-heavy Plans will be credited to his account under the defined contribution plans.

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan’s legal and tax implications.

Executed this 26th day of December, 2001.

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller

Vice President of Human Resources
Title

Defined Benefit Plan 8.0

The Adopting Employer must agree to participate in or adopt the Plan in writing. If this has not already been done, it may be done by signing below.

NATIONAL CINEMA NETWORK, INC.

By:	/s/ Authorized Signatory

President
Title

December 26, 2001
Date

AMENDMENT NO. 1

DEFINED BENEFIT RETIREMENT INCOME PLAN
FOR CERTAIN EMPLOYEES OF AMERICAN MULTI-CINEMA, INC.

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective April 1, 2002, as follows:

By adding the following to the INTRODUCTION, immediately following the second paragraph:

GC Companies, Inc. (“GCC”) previously established the GC Companies, Inc. Retirement Plan (“GCC Plan”) on December 16, 1993.

The Primary Employer is of the opinion that the GCC Plan should be merged Into the Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. Plan. Effective April 15, 2002, the plans are merged and this document is in lieu of the prior documents for the GCC Plan.

By adding the following to the definition of Accrual Service in the DEFINITIONS SECTION of Article I, immediately following the “Service excluded” modification:

Service before April 1, 2002, and after December 31, 2001:

Service before April 1, 2002, and after December 31, 2001, shall be included for an Employee who was a former employee of GC Companies, Inc. in accordance with the following:

(1)                                 For such Employee whose Entry Date under the Plan is April 1, 2002, as specified in the ACTIVE PARTICIPANT SECTION of Article II, in determining Hours-of-Service for the Accrual Computation Period ending December 31, 2002, hours of service credited with GC Companies, Inc. from January 1, 2002, through March 31, 2002, shall be included as Hours-of-Service with the Employer.

For such Employee who is credited with 1,000 Hours-of-Service for the Accrual Computation Period ending December 31, 2002, he shall be credited with three-fourths (3/4) of a year of Accrual Service for such period.

By adding the following as the second paragraph of the definition of Compensation in the DEFINITIONS SECTION of Article I:

For an Employee who was a former employee of GC Companies, Inc. (“GCC”) and whose Entry Date under the Plan is April 1, 2002, as specified in the ACTIVE PARTICIPANT SECTION of Article II, Compensation with GCC for the period January 1, 2002, through March 31, 2002, shall be included as Compensation with the Employer.

By adding the following to the ACTIVE PARTICIPANT SECTION of Article II:

Each Employee who was (i) employed by GC Companies, Inc. on March 28, 2002, and (ii) who has an accrued benefit under, or who is eligible for, the GC Companies, Inc. Retirement Plan, and (iii) who is employed on March 29, 2002, by the Employer or AMC-GCT, Inc. shall be an Active Participant in the Plan on April 1, 2002. This date is his Entry Date.

Any other employee or former employee of GC Companies, Inc. who does not satisfy the criteria in the preceding paragraph shall become an Active Participant on the earliest Semi-yearly Date

1

on which he is an Eligible Employee and has met the eligibility requirements set forth above. This date is his Entry Date.

By striking the first paragraph of the ADOPTING EMPLOYERS - SINGLE PLAN SECTION of Article II and substituting the following:

Each of the Controlled Group members listed below is an Adopting Employer. Each Adopting Employer listed below participates with the Employer in this Plan. An Adopting Employer’s agreement to participate in this Plan shall be in writing.

By adding the following at the end of the ADOPTING EMPLOYERS — SINGLE PLAN SECTION of Article II:

ADOPTING EMPLOYERS

NAME	DATE OF ADOPTION

National Cinema Network, Inc.	March 30, 1995
AMC-GCT, Inc.	April 1, 2002

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this       17th day of May, 2002.

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller

Vice President of Human Resources
Title

2

AMENDMENT NO. 2

DEFINED BENEFIT RETIREMENT INCOME PLAN
FOR CERTAIN EMPLOYEES OF AMERICAN MULTI-CINEMA, INC.

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective November 1, 2002 as follows:

By striking the fourth paragraph of the definition of Compensation from the DEFINITIONS SECTION of Article I and substituting the following:

Notwithstanding any provision hereof to the contrary, Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions). amounts realized from the exercise of a non-qualified stock option, or from the sale, exchange or other disposition of stock acquired under a qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or no longer subject to a substantial risk of forfeiture, and welfare benefits.

By striking the definition of Eligible Employee from the DEFINITIONS SECTION of Article 1 and substituting the following:

Eligible Employee means any Employee of the Employer who is not in one of the following employment classifications:

An Individual included In a unit of employees covered by an agreement the Secretary of Labor finds to be a collective bargaining agreement between the Employer and employee representatives. If there is evidence that retirement benefits were the subject of good faith bargaining and provided two percent or less of the Employees who are covered pursuant to that agreement are “professional employees” as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

A nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from the Employer which constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of income tax convention.

A Leased Employee.

The term “Employee” also shall exclude (a) any person who is performing services for the Employer or Adopting Employer pursuant to an agreement, contract, or arrangement under which such person is designated or classified as an independent contractor, consultant, or any category or classification other than an Employee, without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error, and (b) any other classification or group of employees as may be determined from time to time by the Employer to be ineligible to participate.

By striking the definition of Predecessor Employer from the DEFINITIONS SECTION of Article I and substituting the following:

1

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company), each as determined by the Employer in its sole discretion.

By striking the sixth paragraph of the definition of Vesting Service from the DEFINITIONS SECTION of Article I and substituting the following:

Service with a Predecessor Employer which did not maintain this Plan is included, to the extent determined by the Employer:

An Employee’s service with a Predecessor Employer which did not maintain this Plan shall be included as Vesting Service, to the extent determined by the Employer. This service excludes service performed while a proprietor or partner.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an Individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 28th day of January, 2003

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller

SVP of Human Resources
Title

2

AMENDMENT NO. 3

DEFINED BENEFIT RETIREMENT INCOME PLAN
FOR CERTAIN EMPLOYEES OF AMERICAN MULTI-CINEMA, INC.

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective January 1, 2005, as follows:

By striking the second paragraph of subparagraph (a) in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI and substituting the following:

Only as to a benefit accrued prior to January 1, 2005, the Participant may elect to receive a single-sum payment in lieu of all other benefits under this Plan. This single-sum payment shall be equal to the Present Value of the retirement benefit which would have been payable to such Participant on his Retirement Date on the Normal Form of distribution. The Participant may also elect to have this amount segregated from the other Plan funds and the segregated amount paid to him under a full flexibility option. The segregated amount will remain a part of the plan, but (subject to the benefit limitations of the BENEFIT LIMITATION SECTION of Article IV) it alone shall share in any income earned and it alone shall bear any expense or loss it incurs. The full flexibility option is an optional form of benefit under which the Participant receives a distribution each calendar year, beginning with the calendar year in which his Annuity Starting Date occurs. The Participant may elect the amount to be distributed each year (not less than $1,000). The amount payable in his first Distribution Calendar Year, as defined in the DEFINITIONS SECTION of Article VII, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years must satisfy the minimum distribution requirements of Article VII for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years. Any single-sum payment shall be subject to the provisions of the TEMPORARY LIMITATION OF BENEFITS SECTION of Article IV. No benefit accrued after December 31, 2004 shall be payable in a single sum except as provided below.

On and after January 1, 2005, if the monthly benefit payable to the Participant, that is accrued on and after such date, is $35 or less and is not distributable in accordance with the SMALL AMOUNTS SECTION of Article X, such Participant may elect to receive a single-sum payment in lieu of all other benefits under this plan. This single-sum payment shall be equal to the Present Value of the retirement benefit which would have been payable to such Participant on his Retirement Date on the Normal Form of distribution. Any single-sum payment shall be subject to the provisions of the TEMPORARY LIMITATION OF BENEFITS SECTION of Article IV. If such Participant does not elect to receive a single-sum payment, the Participant’s Normal Form or optional form of retirement benefit will be paid annually, in a single payment, each year.

By striking subparagraph (b) in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI and substituting the following:

(b)                                 Death Benefits. The optional forms of death benefit are a single-sum payment (as applicable in (a) above) and any annuity that is an optional form of retirement benefit, or any combination thereof. However, the full flexibility option shall not be available if the Beneficiary is not the spouse of the deceased Participant.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

1

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 6th day of December 2004

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller

SVP of Human Resources
Title

2

EXHIBIT B

AMENDMENT NO. 4

DEFINED BENEFIT RETIREMENT INCOME PLAN FOR
CERTAIN EMPLOYEES OF AMERICAN MULTI-CINEMA, INC.

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective as of the closing of the merger of Loews Cineplex Entertainment Corporation into the Employer (or an affiliated entity) scheduled for January 26, 2006, as follows:

By adding the following as the first modification in the definition of Eligibility Service in the DEFINITIONS SECTION of Article I:

Service excluded:

Notwithstanding the rule below regarding service with a Predecessor Employer, any service at any time with Loews Cineplex Entertainment Corporation is excluded.

By adding the following to the “Service excluded” modification in the definition of Vesting Service in the DEFINITIONS SECTION of Article I:

Notwithstanding the rule below regarding service with a Predecessor Employer, any service at any time with Loews Cineplex Entertainment Corporation is excluded.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 8th day of February 2006

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller

SVP of Human Resources
Title

1

AMENDMENT NO. 5

DEFINED BENEFIT RETIREMENT INCOME PLAN FOR CERTAIN
EMPLOYEES OF AMERICAN MULTI-CINEMA, INC.

Section 10.01 of the Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. (the “Plan”) authorizes the Employer to amend the Plan from time to time. In furtherance of that authority. the Board of Directors of the Employer, at its meeting on September 20, 2006, elected to “freeze” the Plan, effective December 31, 2006 (the “Effective Date”), and to cease all further benefit accruals under the Plan after the Effective Date.

This Amendment No. 5 is to implement the foregoing action and hereby amends the Plan as follows:

1.                                      The “Introduction” to the Plan is hereby amended by the addition of the following, as the last paragraph thereof:

Effective December 31, 2006, the Plan is “frozen” and no additional benefits shall accrue under the Plan thereafter. This action shall not constitute, and shall not be deemed to be, a termination of the Plan.

2.                                      Under Section 1.02 - Definitions, the definition of “Accrual Computation Period” is hereby amended by the addition of the following as the last sentence thereof:

The Plan Year ending December 31, 2006 shall be the final Accrual Computation Period taken into account under the Plan.

3.                                      Under Section 1.02 - Definitions, the definition of “Accrual Service” is hereby amended by the addition of the following as the last sentence thereof:

The final year of Accrual Service shall be the 2006 Plan Year.

4.                                      Under Section 1.02 - Definitions, the definition of “Accrued Benefit” is hereby amended by the addition of the following as the last sentence thereof:

No Participant’s Accrued Benefit, if any, shall be calculated as of any date after December 31, 2006.

5.                                      Under Section 1.02 - Definitions, the definition of “Average Compensation” is hereby amended by the addition of the following as the last sentence thereof:

The calculation of Average Compensation shall not include any Compensation Years beginning after December 31, 2006.

6.                                      Under Section 1.02 - Definitions, the definition of “Compensation” is hereby amended by the addition of the following as the last two sentences thereof:

No Compensation earned after December 31, 2006 shall be included for any purpose.  No “cost-of-living” adjustment(s) under Code Sections 415(d) or 40I(a)(17)(B), for any period ending after December 31, 2006, shall be taken into account for any purpose.

7.                                      Under Section 1.02 - Definitions, the definition of “Compensation Year” is hereby amended by the addition of the following as the last sentence thereof:

1

The 12-month period ending December 31, 2006 shall be the final Compensation Year.

8.                                      Under Section 1.02 - Definitions, the definition of “Covered Compensation” is hereby amended by the addition of the following as the last sentence thereof:

Notwithstanding any provision hereof to the contrary, the 2006 Plan Year shall be the final Plan Year used in calculating Covered Compensation.

9.                                      Under Section 1.02 - Definitions, the definition of “Eligibility Computation Period” is hereby amended by the addition of the following as the last sentence thereof:

The 12-month period beginning January 1, 2006 and ending December 31, 2006 shall be the final Eligibility Computation Period.

10.                               Under Section 1.02 - Definitions, the definition of “Taxable Wage Base” is hereby amended by the addition of the following as the last sentence thereof:

No Plan Year beginning after December 31, 2006 shall be used in determining the Taxable Wage Base.

11.                               Under Section 1.02 - Definitions, the definition of “Vesting Service” is hereby amended by the addition of the following as the last sentence thereof:

Notwithstanding any provision of this Amendment No. 5 to the contrary, an Employee who is a Participant as of December 31, 2006 may continue to earn Vesting Service and earn a Vested Percentage based on a Year or Years of Service, if any, earned after December 31, 2006 under the terms of the Plan.

12.                               Section 2.01 - Active Participant of Article II is hereby amended by the addition of the following as the last sentence thereof:

No Employee or Eligible Employee shall become an Active Participant (i.e., begin active participation in the Plan) and no Inactive Participant or former Participant shall again become an Active Participant, after December 31, 2006.

All provisions of the Plan not amended by this Amendment No. 5 and not inconsistent with the cessation of all further increase in benefits under the Plan after December 31, 2006 shall remain unchanged and controlling.

Signed this 20th day of December 2006.

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Keith P. Wiedenkeller
Keith P. Wiedenkeller
SVP of Human Resources

2